      As filed with the Securities and Exchange Commission on June 15, 1998
                                                   Registration Number 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               ------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                               ------------------

                            CHICAGO TITLE CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware
            (State or other
            jurisdiction of                           36-4217886
             incorporation                         (I.R.S. Employer
           or organization)                     Identification Number)

        171 North Clark Street
           Chicago, Illinois
    (Address of Principal Executive                   60601-3294
               Offices)                               (Zip Code)

         CHICAGO TITLE AND TRUST COMPANY SAVINGS AND PROFIT SHARING PLAN
                            (Full Title of the Plan)

                            Paul T. Sands, Jr., Esq.
                            Chicago Title Corporation
                             171 North Clark Street
                          Chicago, Illinois 60601-3294
                                 (312) 223-2000
            (Name, address and telephone number of agent for service)

                               ------------------

                                   Copies to:
                             Aileen C. Meehan, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                          New York, New York 10019-6092
                                 (212) 259-8000

                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed
                                    Maximum        Proposed
    Title Of                        Offering       Maximum            Amount Of
 Securities To    Amount To Be      Price Per      Aggregate        Registration
 Be Registered(1)  Registered       Unit(2)    Offering Price(2)         Fee
--------------------------------------------------------------------------------
Common Stock,
   par value
   $1.00 per
   share              170,000         $49         $8,330,000        $2,457.35
================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated for the sole purpose of computing the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price per unit is calculated as the average of the high and low prices, reported by the New York Stock Exchange, Inc., of the common stock of the registrant as of June 10, 1998.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference.

            The following documents filed with the Securities and Exchange Commission by Chicago Title Corporation ("Chicago Title") (File No. 1-13995) or the Chicago Title and Trust Company Savings and Profit Sharing Plan (the "CT&T Savings Plan") are incorporated herein by reference and made a part hereof:

      1. Chicago Title's Registration Statement on Form 10, as amended, filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including the description of the Common Stock of Chicago Title contained in such Registration Statement on Form 10; such description is qualified in its entirety by reference to the (i) Certificate of Incorporation of Chicago Title and (ii) By-Laws of Chicago Title, filed as Exhibits 3.1 and 3.2, respectively, to this Registration Statement, and any amendment or report filed for the purpose of updating that description; and

      2. The CT&T Savings Plan Annual Report on Form 11-K for the year ended December 31, 1996 (the "1996 Form 11-K") filed pursuant to Section 15(d) of the Exchange Act.

            All documents filed by Chicago Title or the CT&T Savings Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

            The consolidated financial statements of Chicago Title and Trust Company ("CT&T") and its subsidiaries included in Chicago Title's Registration Statement on Form 10 and the financial statements of the CT&T Savings Plan included in the 1996 Form 11-K have been incorporated herein by reference in reliance upon the reports, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, given on their authority as experts in auditing and accounting.

ITEM 4. Description of Securities.

            Not Applicable.

ITEM 5. Interests of Named Experts and Counsel.

            Not Applicable.

ITEM 6. Indemnification of Directors and Officers.

            Chicago Title is a Delaware corporation. CT&T and The Chicago Trust Company ("TCTC") are Illinois corporations and may be deemed to be controlling persons of the CT&T Savings Plan. Reference is made to Section 145 of the Delaware General Corporation Law as to indemnification by Chicago Title of its officers and directors and to Article 8, Section 8.75 of the Illinois Business Corporation Act of 1983 as to indemnification by CT&T and TCTC of their respective officers and directors. The general effect of such laws is to empower a corporation to indemnify any of its officers and directors against certain expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified in connection with certain actions, suits or proceedings (threatened, pending or completed) if the person to be indemnified acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

            Article Ninth of Chicago Title's Certificate of Incorporation (which Certificate of Incorporation is incorporated by reference as Exhibit 3.1 to this Registration Statement), provides for the indemnification of Chicago Title's officers and directors in accordance with the Delaware General Corporation Law, and includes, as permitted by the Delaware General Corporation Law, certain limitations on the potential personal liability of members of Chicago Title's Board of Directors for monetary damages as a result of actions taken in their capacity as Board members. Article Six, Section 10 of CT&T's By-laws provides for the indemnification of CT&T's officers and directors in accordance with the Illinois Business Corporation Act of 1983. Article 5 of TCTC's By-laws provides for the indemnification of TCTC's officers and directors in accordance with the Illinois Business Corporation Act of 1983.

            The Chicago Title and Trust Company Savings and Profit Sharing Trust (the "Trust Agreement") provides that to the extent permitted by law, CT&T, TCTC, successor through corporate reorganization to CT&T in its fiduciary capacity (the "Trustee"), any of the Trustee's employees that serve on the committee (the "Committee") which, with CT&T, jointly administers the CT&T Savings Plan, and any directors, officers and employees of any employer participating in the CT&T Savings Plan (an "Employer") shall not be personally liable for any act done or omitted to be done in good faith in the administration of the trust (the "Trust") created by the Trust Agreement or the CT&T Savings Plan. The Trust Agreement further provides that any employee of an Employer that serves on the Committee, the directors and officers of any Employer, and Committee members shall be indemnified and saved harmless from and against any and all liability or claim of liability to which any of them may be subjected by reason of any act done or omitted to be done in good faith in connection with the administration of the CT&T Savings Plan or the Trust, or the investment of the Trust fund. The Trustee shall be indemnified and saved harmless by the Employers with respect to any liability or claim of liability to which the Trustee may be subjected by reason of its good faith compliance with any directions given in accordance with the provisions of the CT&T Savings Plan or the provisions of the Trust by an investment manager, the Committee, CT&T or any person duly authorized by CT&T, or by reason of its failure to take action with respect to any assets of the Trust fund which are subject to investment direction from an investment manager in the absence of direction.

            The directors and officers of Chicago Title, CT&T and TCTC are covered by insurance policies indemnifying them against certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 7. Exemption from Registration Claimed.

            Not applicable.

ITEM 8. Exhibits.

            The documents listed hereunder are filed as exhibits hereto.

Exhibit Number          Description
--------------          -----------

      3.1 Certificate of Incorporation of Chicago Title, as filed with the Secretary of State of the State of Delaware on March 26, 1998, filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10, is incorporated herein by reference.

      3.2 By-Laws of Chicago Title, filed as Exhibit 3.2 to Chicago Title's Registration Statement on Form 10, are incorporated herein by reference.

      4.1(a) Chicago Title and Trust Company Savings and Profit Sharing Plan as amended January 19, 1996, filed as
                        Exhibit 4.1 to Alleghany Corporation's Registration Statement on Form S-8 (Registration No. 333-323), is incorporated herein by reference.

      4.1(b) Description of amendment to Chicago Title and Trust Company Savings and Profit Sharing Plan, effective January 19, 1996.

      4.1(c) Fifth Amendment to Chicago Title and Trust Company Savings and Profit Sharing Plan, dated June 8, 1998.

      4.2(a) Chicago Title and Trust Company Savings and Profit Sharing Trust as amended January 18, 1996, filed as
                        Exhibit 4.2 to Alleghany Corporation's Registration Statement on Form S-8 (Registration No. 333-323), is incorporated herein by reference.

      4.2(b) Third Amendment to Chicago Title and Trust Company Savings and Profit Sharing Trust, dated June 8, 1998.

      5                 Opinion and Consent of Dewey Ballantine LLP.

      23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

      23.2              Consent of KPMG Peat Marwick LLP.

            Chicago Title will cause the CT&T Savings Plan, as amended to date, to be submitted to the Internal Revenue Service ("IRS") in a timely manner and will cause to be made all changes required by the IRS in order to qualify such plan.

ITEM 9. Undertakings.

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the
-----------------
information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 15th day of June, 1998.

                                    CHICAGO TITLE CORPORATION


                                    By:    /s/ Peter R. Sismondo
                                       ---------------------------------
                                               Peter R. Sismondo
                                            President and Secretary

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Date: June 15, 1998                     By:   /s/ John J. Burns, Jr.
                                           --------------------------------
                                                  John J. Burns, Jr.
                                                       Director


Date: June 15, 1998                     By:     /s/ Robert M. Hart
                                           --------------------------------
                                                    Robert M. Hart
                                                       Director


Date: June 15, 1998                     By:    /s/ Peter R. Sismondo
                                           --------------------------------
                                                   Peter R. Sismondo
                                           Director, President and Secretary
                                             (Principal executive officer,
                                              principal financial officer
                                           and principal accounting officer)

            The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustee of the CT&T Savings Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on the 15th day of June, 1998.

                                    CHICAGO TITLE AND TRUST COMPANY
                                    SAVINGS AND PROFIT SHARING PLAN


                                    By:     /s/ Seymour A. Newman
                                       ------------------------------------
                                                Seymour A. Newman
                                       Senior Vice President, Chief Financial
                                         Officer and Treasurer, The Chicago
                                                   Trust Company

                                INDEX TO EXHIBITS

Exhibit Number          Description
--------------          -----------

      3.1 Certificate of Incorporation of Chicago Title, as filed with the Secretary of State of the State of Delaware on March 26, 1998, filed as Exhibit 3.1 to Chicago Title's Registration Statement on Form 10, is incorporated herein by reference.

      3.2 By-Laws of Chicago Title, filed as Exhibit 3.2 to Chicago Title's Registration Statement on Form 10, are incorporated herein by reference.

      4.1(a) Chicago Title and Trust Company Savings and Profit Sharing Plan as amended January 19, 1996, filed as
                        Exhibit 4.1 to Alleghany Corporation's Registration Statement on Form S-8 (Registration No. 333-323), is incorporated herein by reference.

      4.1(b) Description of amendment to Chicago Title and Trust Company Savings and Profit Sharing Plan, effective January 19, 1996.

      4.1(c) Fifth Amendment to Chicago Title and Trust Company Savings and Profit Sharing Plan, dated June 8, 1998.

      4.2(a) Chicago Title and Trust Company Savings and Profit Sharing Trust as amended January 18, 1996, filed as
                        Exhibit 4.2 to Alleghany Corporation's Registration Statement on Form S-8 (Registration No. 333-323), is incorporated herein by reference.

      4.2(b) Third Amendment to Chicago Title and Trust Company Savings and Profit Sharing Trust, dated June 8, 1998.

      5                 Opinion and Consent of Dewey Ballantine LLP.

      23.1 Consent of Dewey Ballantine LLP (included in Exhibit 5 hereto).

      23.2              Consent of KPMG Peat Marwick LLP.